As filed with the Securities and Exchange Commission on January 16, 2026

Registration No. 333-292682

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No 1

to

Form S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	5200	82-5144171
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________________________________

Chenlong Tan

Chief Executive Officer

8798 9th Street

Rancho Cucamonga, CA 91730

(626) 863-7344

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________________

With copies to:

Megan J. Penick Esq.

Dorsey & Whitney LLP

51 W 52nd St.

New York, NY 10019

(212) 415-9200

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (the “Amendment”) is being filed solely for the purpose of updating certain exhibits to the Registration Statement on Form S-1 (File No. 333-292682). As a result, this Amendment consists only of the cover page, this explanatory note, Item 16(a) of Part II to the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit No.	Description
3.1	Sixth Amended and Restated Articles of Incorporation of iPower Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 3 to the Registration Statement on Form S-1 filed May 5, 2021).
3.2	Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed October 21, 2025).
3.3	Third Amended and Restated Bylaws of iPower Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 11, 2025).
4.1	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed February 2, 2021).
4.2	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed June 18, 2024).
4.3	Form of Series A Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K/A filed December 23, 2025).
4.4	Form of Series B Senior Secured Convertible Notes (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K/A filed December 23, 2025).
5.1	Opinion of Dorsey & Whitney LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 filed on January 12, 2026).
10.1	Form of Securities Purchase Agreement, dated December 22, 2025, between iPower Inc. and the Investor (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed December 23, 2025).
10.2	Form of Security and Pledge Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K/A filed December 23, 2025).
10.3	Form of Guaranty (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K/A filed December 23, 2025).
10.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K/A filed December 23, 2025).
21.1*	Subsidiaries
23.1	Consent of UHY, LLP, independent registered public accounting firm (incorporated by reference to Exhibit 23.1 to the Registration Statement on Form S-1 filed on January 12, 2026).
23.2	Consent of HTL International, LLC, independent registered public accounting firm (incorporated by reference to Exhibit 23.2 to the Registration Statement on Form S-1 filed on January 12, 2026).
23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1) (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 filed on January 12, 2026).
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form S-1 filed on January 12, 2026).
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Schema Document
101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Presentation Linkbase Document

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment no. 1 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cucamonga of the State of California, on January 16, 2026.

iPOWER INC.

By:	/s/ Chenlong Tan
Chenlong Tan
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons, in the capacities, and on the dates indicated.

Signature	Title	Date

/s/ Chenlong Tan	Chief Executive Officer, Interim Chief Financial Officer, and Chairman of the Board of Directors	January 16, 2026
Chenlong Tan	(Principal Executive Officer and Principal Financial Officer)

*	Director	January 16, 2026
Yi Yang

*	Director	January 16, 2026
Bennet Tchaikovsky

*	Director	January 16, 2026
Hanxi Li

*	Director	January 16, 2026
Yue Guo

*By: /s/ Chenlong Tan
Chenlong Tan Attorney-in-fact

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